UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

INX Limited

(Exact Name of Registrant as Specified in its Charter)

Gibraltar	Not Applicable
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

Unit 1.02, 1st Floor, 6 Bayside Road

Gibraltar, GX11 1AA

(Address of Principal Executive Offices and Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

INX Tokens
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the INX Tokens as included under the caption “Description of INX Tokens” in the prospectus forming a part of the Registration Statement on Form F-1 of INX Limited (the “Registrant”), filed with the Securities and Exchange Commission (File Number: 333-233363) is hereby incorporated by reference herein.

Item 2. Exhibits.

The following Exhibits are incorporated by reference herein:

3.1	Memorandum of Association of the Company (previously filed as Exhibit 3.1 to the Company’s Form F-1 (File No. 333-233363), filed on August 19, 2019 and herein incorporated by reference).
3.2	Amended Third Amended and Restated Articles of Association of the Company, as currently in effect (Previously filed as Exhibit 1.2 to the Company’s Form 20-F (File No. 333-233363), filed on April 19, 2021 and herein incorporated by reference).
4.1	Form of INX Token Purchase Agreement (previously filed as Exhibit 4.1 to Amendment No. 10 to the Company’s Form F-1 (File No. 001-33332), filed on August 12, 2020 and herein incorporated by reference).
4.2	Form of Waiver and Subordination Undertaking (previously filed as Exhibit 4.2 to the Company’s Form F-1 (File No. 001-33332), filed on August 19, 2019 and herein incorporated by reference).
4.3	Smart Contract (previously filed as Exhibit 4.3 to Amendment No. 5 to the Company’s Form F-1 (File No. 001-33332), filed on December 20, 2019 and herein incorporated by reference).
4.4	INX Smart Contract Description V.3.0, dated December 12, 2019 (previously filed as Exhibit 4.4 to Amendment No. 5 to the Company’s Form F-1 (File No. 001-33332), filed on December 20, 2019 and herein incorporated by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 2, 2022	INX LIMITED

	By:	/s/ Shy Datika
	Name:	Shy Datika
	Title:	President and CEO

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